UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2012

BROWNIE’S MARINE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-99393	90-0226181

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

940 N.W. 1st Street, Fort Lauderdale, Florida 33311

(Address of Principal Executive Office) (Zip Code)

(954) 462-5570

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Effective November 2, 2012, the Company issued 25,000,000 shares of restricted common stock to Mikkel Pitzner, a member of its board of directors in satisfaction of a $22,500 fee payable to the board member for serving on the Company’s board of directors for the nine month period ended September 30, 2012. The shares were valued at $0.0009 per share, which equals the closing price of the Company’s common stock on November 2, 2012, as reported on the OTCBB. The Company relied upon exemption provided under Section 4(2) of the Securities Act of 1933, as amended, for the issuance of the common stock. The certificates representing the common stock contain legends restricting transferability absent registration or applicable exemption.

In addition, effective November 2, 2012 the Company issued restricted stock grants to acquire up to 105,000,000 shares of restricted common stock to thirteen employees and consultants in consideration of incentive bonuses in the aggregate amount of $97,650. The shares were valued at $0.0009 per share, which equals the closing price of the Company’s common stock on November 2, 2012, as reported on the OTCBB. The Company relied upon exemption provided under Section 4(2) of the Securities Act of 1933, as amended, for the issuance of the common stock. The certificates representing the grants shall contain legends restricting transferability absent registration or applicable exemption.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed above under Item 3.02, on November 2, 2012, the Company agreed to pay an aggregate bonus in the amount of $97,650 to certain employees and consultants of the Company, including Robert Carmichael, Mikkel Pitzner, such bonus payable in restricted stock grants which vest on May 2, 2013. The shares were valued at $0.0009 per share, which equals the closing price of the Company’s common stock on November 2, 2012, as reported on the OTCBB. The Company issued 105,000,000 restricted stock grants to thirteen employees and consultants, including 50,000,000 shares of restricted common stock issuable to Robert Carmichael, the Company’s chief executive officer, and 25,000,000 shares to Mikkel Pitzner its consultant and director, a related party. The grants are subject to vesting on May 2, 2013. The grants shall be forfeited by the recipient in the event such person ceases to perform services for the Company on or before May 2, 2013. The bonuses and grants were approved by the Company’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

Date: November 13, 2012	/s/ Robert Carmichael
Robert Carmichael
Chief Executive Officer